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                                                                     EXHIBIT 8.1


          OPINION OF ALSTON & BIRD LLP REGARDING CERTAIN TAX MATTERS

                        Letterhead of Alston & Bird LLP

                               February 26, 1999

LHS Group Inc.
Six Concourse Parkway
Suite 2700
Atlanta, Georgia 30328

     Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as legal counsel to LHS Group Inc., a Delaware corporation (the "Company"), and certain stockholders of the Company (the "Selling Stockholders") in connection with the above-referenced Registration Statement (the "Registration Statement") with the Securities and Exchange Commission to register under the Securities Act of 1933, as amended (the "Act"), 3,735,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock") for sale by the Selling Stockholders (the "Shares"). In our capacity as counsel to the Company, our opinion has been requested with respect to certain of the federal income tax consequences relating to holders of the Shares.

     In rendering this opinion, we have examined the Internal Revenue Code of 1986, as amended (the "Code"), the United States Department of the Treasury Regulations thereunder and rulings and court decisions as of the date hereof. All capitalized terms used herein without definition shall have the respective meanings specified in the Registration Statement, and unless otherwise specified, all section references herein are to the Code. In addition, for purposes of the opinion set forth below, we have relied, with the consent of the Company, upon the accuracy and completeness of the Registration Statement.

     We have participated in the preparation of the materials under the caption "Material U.S. Federal Tax Consequences to Holders of the Common Stock" contained in the Registration Statement, and based solely on the facts and assumptions set forth in such Registration Statement, and applicable provisions of governing law, we are of the opinion that the federal tax treatment described therein is accurate in all material respects.

     We confirm that to the extent that it relates to matters of United States Federal tax law such discussion constitutes our opinion. The opinion expressed herein is based upon existing U.S. statutory, regulatory, and judicial authority, any of which may be changed at any time with retroactive effect. In addition, with respect to factual matters, our opinion is based solely on the matters set forth in the Registration Statement. We have assumed and you have confirmed to us that the Registration Statement is complete and accurate on the date hereof and will be complete and accurate on the date that the Registration Statement is effective.

     Our opinion cannot be relied upon if any of the facts contained in such documents or if such additional information is, or later becomes, inaccurate. Finally, our opinion is limited to the tax matters specifically covered thereby, and we have not been asked to address, nor have we addressed, any other tax consequences relating to the Shares, including but not limited to, the
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LHS Group Inc.
February 26, 1999
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particular status or circumstances of holders of the Shares and any foreign, state or local tax consequences.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references and discussion of this opinion and the references to the firm contained therein. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

     This opinion letter is being furnished by us to the Company and the Commission solely for the benefit of the Company and the Commission in connection with the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon by any other person, or by the Company or the Commission for any other purpose, without our express written consent. The only opinion rendered by us consists of those matters set forth in the third paragraph hereof, and no opinion may be implied or inferred beyond those expressly stated. This opinion letter is rendered as of the date hereof, and we have no obligation to update this opinion letter.


                              Very truly yours,

                              ALSTON & BIRD LLP


                              By:  /s/ Pinney L. Allen
                                   ______________________________
                                   Pinney L. Allen, Partner